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                                                                    Exhibit 10.9

                               SAGE NETWORKS, INC.

                     Incentive Stock Option Award Agreement

Award Agreement, dated as of March 10, 1999 (the "Date of Issuance"), between Sage Networks, Inc., a Delaware corporation (the "Company"), and [MERGE FIELD 1] (the "Optionee"), an employee of the Company. This Award Agreement is pursuant to the terms of the Company's 1998 Stock Option Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

            WHEREAS, pursuant to the terms of the Asset Purchase Agreement, dated as of March 8, 1999, among the Company, Sage Networks Acquisition Corp., a Delaware corporation, and Interliant, Inc., a Texas corporation (the "Asset Purchase Agreement"), the option to purchase shares of Interliant common stock (the "Interliant Option") granted to the Optionee is to be converted at the Closing Date (as defined in the Asset Purchase Agreement) into an option to purchase under the Plan shares of the common stock, $.01 par value, of the Company (the "Common Stock") on the terms and subject to the conditions set forth in this Award Agreement.

            Section 1. Stock Option Award. The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an Option with respect to [MERGE FIELD 2] shares of the Common Stock (the "Option Shares"). The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

            Section 2. Exercise Price. The exercise price per share of the Option Shares shall be $0.13 per share.

            Section 3. Vesting of Stock Option [MERGE FIELD 3] of the Option Shares shall be vested and exercisable on the Date of Issuance. [MERGE FIELD 4] of the Option Shares shall become vested and exercisable upon the earlier of (i) the first anniversary of the Closing Date provided that a Liquidity Event (as defined in the Asset Purchase Agreement) has not taken place on or before such date, or (ii) the date of a Liquidity Event provided the fair market value (as defined in the Asset Purchase Agreement) of the aggregate issued and outstanding shares of the Common Stock upon the occurrence of such Liquidity Event (excluding the shares of Common Stock offered by the Company in connection with the Liquidity Event) is less than $300,000,000. In the event such number of Option Shares do not become vested on the earlier of such dates, the Option shall lapse with respect to such number of Option Shares.

            Section 4. Incentive Stock Option Limitation. Pursuant to Section
7.2 of the Plan and Section 422(d) of the Code, to the extent the aggregate fair market value of stock with respect to which the Option (together with any other incentive stock options of the Company and its subsidiaries) is exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the portion of the Option representing such excess shall not be treated as an Incentive Stock Option and shall instead be treated as a Nonqualified Option under the Plan.

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            Section 5. Option Term. Option Shares that become exercisable pursuant to Section 3 hereof may be purchased at any time during the Option Term. For purposes hereof, the "Option Term" shall commence on the Date of Issuance and shall expire on the tenth anniversary of the Date of Grant, unless earlier terminated upon the Optionee's termination from service as an employee as provided in Section 6 hereof. For purposes hereof, the Date of Grant shall be the date on which the Interliant Option was granted. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

            Section 6. Termination of Service. If Optionee's service as an employee of the Company is terminated, the Optionee shall retain the right to exercise any Option Shares until (i) in the event of a termination for any reason other than death, "disability" or "retirement", the earlier of the expiration of the Option Term or thirty (30) days after the date of such termination of employment, (ii) in the event of a termination on account of death, "disability" or "retirement", the earlier of the expiration of the Option Term or three (3) months after such termination of employment; provided, however, that in the event the Optionee's employment is terminated by the Company for "cause", such Optionee's right to exercise any Option Shares shall terminate as of 12:01 a.m. on the date of such termination of employment.

            For purposes of this Section 6: (i) "disability" shall mean the Optionee being unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less that one hundred eighty (180) days as determined by the board of directors of the Company (the "Board"), with such determination to be final and conclusive on all parties; (ii) "retirement" shall mean the termination of employment or affiliation from the Company constituting retirement on or after attaining age 65, as determined by the Board; and (iii) "cause" shall mean (A) in the event that the Optionee is subject to any employment agreement or written affiliation agreement between the Optionee and the Company, termination of employment on account of the Optionee's breach of any such agreement that has not been cured following thirty (30) days written notice (or the cure has not been commenced and continued with reasonable diligence with a view to effecting the cure within sixty (60) days of written notice), or (B) the Board determines that such Optionee is being terminated because such Optionee admits, or is shown to have committed, any fraud, dishonesty or act of willful misconduct in the performance of the Optionee's duties to the Company.

            Section 7. Procedure for Exercise. The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Company at the Company's principal office, which Notice shall: (i) state the number of Option Shares being exercised; (ii) include any representation of the Optionee required pursuant to Section 9 hereof; (iii) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 12 hereof, include appropriate proof of the right of such person to exercise the Option; and (iv)


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comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe. In addition, as a condition to exercise all or any part of the Option, the Optionee must execute and deliver to the Company a Shareholders Agreement in the form attached hereto as Exhibit A.

            Section 8. Payment of Exercise Price and Tax Withholding. Payment of the exercise price for the Option Shares shall be made in cash or by cashier's check, certified check or postal or express money order. In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Company all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above.

            Section 9. Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

            Section 10. No Rights as Stockholder or Employee.

            (a) The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

            (b) Nothing in this Award Agreement or the Option shall confer upon the Optionee any right to continue as an employee of the Company or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time.


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            Section 11. Adjustments. If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 5.2 of the Plan, the number and kind of Option Shares and/or the exercise price of such Option Shares shall be adjusted in accordance with the provisions of Section 5.2 of the Plan.

            Section 12. Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution. In the event an Optionee becomes legally incapacitated, his Option shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee's executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

            Section 13. Lock-Up Agreement. As a condition to the grant of the Option, Optionee agrees to execute and deliver to the underwriters in connection with the Company's initial public offering, a lock-up agreement in customary form, restricting the transfer by the Optionee of shares of the Common Stock and Options for a period of not more that 180 days following the closing of such initial public offering.

            Section 14. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company's office at [11 Martine Avenue, White Plains, NY 106063, Attention General Counsel], or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

            Section 15. Construction. The construction of this Award Agreement is vested in the Committee, and the Committee's construction shall be final and conclusive.

            Section 16. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

            Section 17. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto and the Optionee agrees that, as of the Closing Date, the Interliant Option shall be superceded and shall be of no further force or effect, and the Optionee shall have no further rights in connection therewith.


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                                        SAGE NETWORKS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        OPTIONEE


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Print Name:


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                                    EXHIBIT A

                         FORM OF SHAREHOLDERS AGREEMENT


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